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Exhibit 10.1

        CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

        This Amendment No. 1 to Securities Purchase Agreement (the "Amendment"), is effective as of April 25, 2002 ("Effective Date") between Isis Pharmaceuticals, Inc., a Delaware corporation ("Isis"), and Elan International Services, Ltd., a Bermuda exempted limited liability company ("EIS") and a wholly-owned subsidiary of Elan Corporation, plc, an Irish public limited company.

A.
WHEREAS, Isis and EIS entered into that certain Securities Purchase Agreement dated January 14, 2000 (the "Original Agreement"); and

B.
WHEREAS, Isis and EIS wish to amend the Original Agreement to decrease the Second Common Stock Purchase Price and to provide for a Third Subsequent Purchase Date, as more fully described below.

        NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, Isis and EIS agree to amend the Original Agreement as follows:

        All capitalized terms not otherwise defined herein, will have the meanings ascribed to them in the Original Agreement.

ARTICLE 1. AMENDMENTS

          1.1    Recital A.    Recital A of the Original Agreement is hereby amended such that the language "Section 1(b)(ii) and (iii)" appearing in clauses (ii) and (iii) of Recital A is replaced by the following language "Sections 1(b)(ii), 1(b)(iii) and 1(b)(iv)." All other provisions of Recital A will remain unchanged and will continue in full force and effect.

          1.2    Amendment and Restatement of Section 1(b)(iii).    Section 1(b)(iii) of the Original Agreement is hereby amended, restated and replaced in its entirety by the following language:

    "(iii) On any day within 5 trading days after the Completion Date (the "Second Subsequent Purchase Date"), the Company shall issue and sell to EIS, and EIS shall purchase from the Company, for an aggregate purchase price of US$3,750,000 (the "Second Common Stock Purchase Price"), (A) 126,092 shares of Common Stock and (B) a Warrant to purchase 6,304 shares of Common Stock, pursuant to a warrant certificate in the form attached hereto as Exhibit G. "Completion Date" will mean April 22, 2002. The purchase by EIS of the securities to be issued on the Second Subsequent Purchase Date is conditioned upon EIS obtaining requisite approval, if any, pursuant to the Mergers Act."

          1.3    Addition of Section 1(b)(iv).    The Original Agreement is hereby amended to include the following language as Section 1(b)(iv) thereto:

    "(iv) On any day within 5 trading days after the receipt by EIS from the Company of notification of the occurrence of the Additional Completion Date (the "Third Subsequent Purchase Date"), the Company shall issue and sell to EIS, and EIS shall purchase from the Company, for an aggregate purchase price of [***] (the "Third Common Stock Purchase Price"), (A) the number of shares of Common Stock determined by dividing the Third Common Stock Purchase Price by [***] of the average closing price of the Common Stock for the [***] trading days ending two days prior to the Additional Completion Date and (B) a Warrant to purchase a number of shares of Common Stock equal to [***] of the aggregate number of shares of Common Stock to be purchased by EIS pursuant to clause (iv)(A) above, pursuant to a warrant certificate in the form attached hereto as Exhibit G (except that the warrant will reference the Third Subsequent Purchase Date). "Additional Completion Date" will mean either (a) the date upon which the clinical trial ISIS 14803-CS2 is completed with results sufficient to demonstrate [***]. The purchase by EIS of the securities to be issued on the Third Subsequent Purchase Date is conditioned upon EIS obtaining requisite approval, if any, pursuant to the Mergers Act."

          1.4    Addition of Section 1(d)(iv).    The Original Agreement is hereby amended to include the following language as Section 1(d)(iv) thereto:

    "(iv) On the Third Subsequent Purchase Date, EIS shall pay the Third Common Stock Purchase Price by wire transfer to an account designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (A) a certificate or certificates for the Common Stock to be purchased on the Third Subsequent Purchase Date, as determined pursuant to Section 1(b)(iv) hereof; (B) the Warrant to be issued pursuant to Section 1(b)(iv) hereof; (C) a secretary certificate of the Company, in substantially the form of Exhibit H; and (D) any other documents or instruments reasonably requested by a party hereto."

          1.5    Amendment and Restatement of Section 17.    Section 17 of the Original Agreement is hereby amended, restated and replaced in its entirety by the following language:

    "Assignments and Transfers.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the shares of Series B Preferred Stock and the shares of Common Stock being purchased hereunder by EIS, the Note, the Warrants, and the shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants may be transferred by EIS to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or its affiliates, provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment. Other than as set forth above, no party shall transfer or assign this Agreement, the shares of Series B Preferred Stock and Common Shares being purchased hereunder by EIS, the Note, the Warrants, and the shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants, or any interest therein, without the prior written consent of the other party; provided, however, that (a) no consent shall be required in connection with any such transfer or assignment by a party pursuant to a sale of all or substantially all of the business of such party whether by merger, sale of stock, sale of assets or otherwise and (b) the restriction on the transfer of the Common Shares being purchased hereunder by EIS and the shares of Common Stock underlying the Series B Preferred Stock, the Note and the Warrants will not apply to (i) Securities registered under the Securities Act, (ii) Securities sold pursuant to 144 under the Securities Act, and (iii) Securities sold in private transaction to an entity that is primarily engaged in the business of investing in publicly-traded securities."

          1.6  The parties agree that the Common Stock purchased on the Third Subsequent Purchase Date and the Common Stock issuable upon the exercise of the Warrant purchased on the Third Subsequent Purchase Date are included in the definition of Registrable Securities under that certain Registration Rights Agreement between Isis and EIS dated January 14, 2000.

ARTICLE 2. GENERAL PROVISIONS

          2.1    Original Agreement.    Except as specifically provided in this Amendment, all other terms and conditions of the Original Agreement will remain in full force and effect.

          2.2    Entire Agreement.    This Amendment, the Original Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto.

          2.3    Other General Provisions.    Section 8 and Sections 10 through 18 of the Original Agreement, will apply to this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above:

ISIS PHARMACEUTICALS, INC.	ELAN INTERNATIONAL SERVICES, LTD

Name	Name

/s/ B. LYNNE PARSHALL Signature	/s/ DEBRA MOORE BURYS Signature

Title	Title

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AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT
ARTICLE 1. AMENDMENTS
ARTICLE 2. GENERAL PROVISIONS